As filed with the Securities and Exchange Commission on January 29, 2024
Registration Nos. 333-
333-     -01
333-     -02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Business Machines Corporation
(Exact name of each registrant as specified in its charter)
New York	13-0871985
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
IBM International Group Capital LLC
(Exact name of each registrant as specified in its charter)
Delaware	61-1533315
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
IBM International Capital Pte. Ltd.
(Exact name of each registrant as specified in its charter)
Republic of Singapore	98-1763477
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One New Orchard Road
Armonk, New York 10504
(914) 499-1900
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Mr. Frank Sedlarcik, Esq.
Vice President, Assistant General Counsel and Secretary
International Business Machines Corporation
Armonk, New York 10504
(914) 499-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains three forms of base prospectus.
The first base prospectus will be used in connection with offerings of Debt Securities, Preferred Stock, Depositary Shares, Capital Stock or Warrants issued by International Business Machines Corporation.
The second base prospectus will be used in connection with offerings of Debt Securities issued by IBM International Group Capital LLC and the related Guarantee of such Debt Securities issued by International Business Machines Corporation.
The third base prospectus will be used in connection with offerings of Debt Securities issued by IBM International Capital Pte. Ltd. and the related Guarantee of such Debt Securities issued by International Business Machines Corporation.

PROSPECTUS
International Business Machines Corporation
DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
CAPITAL STOCK
WARRANTS

We will provide specific terms of these securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.
IBM’s capital stock is traded on The New York Stock Exchange under the trading symbol “IBM”.
The mailing address of our principal executive office is One New Orchard Road, Armonk, NY 10504. Our telephone number is (914) 499-1900.
Investing in our securities involves certain risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

These securities have not been approved by the U.S. Securities and Exchange Commission (SEC) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2024.

i

SUMMARY
This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.
About this Prospectus
This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process we may offer securities or any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Summary — Where You Can Find More Information.”
About International Business Machines Corporation
International Business Machines Corporation (IBM or the company) was incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co. and The International Time Recording Co. of New York. Since that time, IBM has focused on the intersection of business insight and technological innovation, and its operations and aims have been international in nature. This was signaled almost 100 years ago, in 1924, when C-T-R changed its name to International Business Machines Corporation. And it continues today — we create sustained value for clients by helping them leverage the power of hybrid cloud and artificial intelligence (AI). Our hybrid cloud platform and AI technology support clients’ digital transformations and helps them reimagine critical workflows, at scale, and modernize applications to increase agility, drive innovation and create operational efficiencies. Our offerings draw from leading IBM capabilities in software, consulting services capability to deliver business outcomes, and deep incumbency in mission-critical infrastructure, all bolstered by one of the world’s leading research organizations. The mailing address of our principal executive office is One New Orchard Road, Armonk, NY 10504. Our telephone number is (914) 499-1900.
Debt Securities
We may offer unsecured general obligations of our company, which may be senior or subordinated. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities”. The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior indebtedness. Senior indebtedness includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the subordinated debt securities. In addition, the senior and subordinated debt securities will be effectively subordinated to creditors of our subsidiaries.
The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon, as the trustee. The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee we name in the prospectus supplement. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures which are exhibits to the registration statement and our recent periodic and current reports that we file with the SEC.
General Indenture Provisions That Apply to Senior and Subordinated Debt Securities
Neither indenture limits the amount of debt that we may issue. In addition, neither indenture provides holders any protection should there be a recapitalization or restructuring involving our company.

The indentures allow us to merge or consolidate with another company, or to sell all or most of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations.
The indentures provide that holders of a majority of the outstanding principal amount of any series of debt securities may vote to change our obligations or your rights concerning that series. However, to change the amount or timing of principal, interest or other payments under the debt securities, every holder in the series must consent.
We may discharge our obligations under the indentures by depositing with the trustee sufficient funds or government obligations to pay the debt securities when due.
Events of default.   Each indenture provides that the following are events of default in connection with any series of debt securities:
•
If we do not pay interest for 30 days after its due date.

•
If we do not pay principal or premium when due.

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If we do not make any sinking fund payment for 30 days after its due date.

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If we continue to breach a covenant for 90 days after notice.

•
If we enter bankruptcy or become insolvent.

If an event of default occurs under any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount of a series may rescind this action.
General Indenture Provisions That Apply Only to Senior Debt Securities
The indenture relating to the senior debt securities contains covenants restricting our ability to incur secured indebtedness and enter into sale and leaseback transactions.
General Indenture Provisions That Apply Only to Subordinated Debt Securities
The subordinated debt securities will be subordinated to all senior indebtedness. In addition, claims of our subsidiaries’ creditors generally will have priority with respect to the subsidiaries’ assets and earnings over the claims of our creditors, including holders of the subordinated debt securities. The subordinated debt securities, therefore, will be effectively subordinated to creditors of our subsidiaries.
The indenture relating to the subordinated debt securities does not provide holders any protection in the event of a highly leveraged transaction.
Preferred Stock and Depositary Shares
We may issue our preferred stock, par value $0.01 per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Capital Stock
We may issue our capital stock, par value $0.20 per share. Holders of capital stock are entitled to receive dividends if and when those dividends are declared by our Board of Directors, subject to rights of preferred stockholders. Each holder of capital stock is entitled to one vote per share. The holders of capital stock have no preemptive rights or cumulative voting rights.
Warrants
We may issue warrants for the purchase of debt securities, preferred stock or capital stock. We may issue warrants independently or together with other securities.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our web site at http://www.ibm.com. Except as stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:
i.
Annual Report on Form 10-K for the year ended December 31, 2022;

ii.
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

iii.
Current Reports on Form 8-K or, where applicable, filed portions of those reports (but not portions of those reports which were furnished) filed on January 5, 2023, February 3, 2023, February 3, 2023, April 28, 2023, June 16, 2023, July 31, 2023 and December 12, 2023.

We encourage you to read our periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings at no cost, by writing to or telephoning our transfer agent at the following address:
Computershare Trust Company, N.A.
P.O. Box 505005
Louisville, KY 40233-5005
(781) 575-2727
We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of any preferred stock we may issue, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of October 1, 1993, as supplemented on December 15, 1995, between us and The Bank of New York Mellon, as trustee. This indenture is referred to as the “senior indenture”. The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee named in a prospectus supplement. This indenture is referred to as the “subordinated indenture”. The senior indenture and the subordinated indenture are together called the “indentures”.
The following is a summary of some of the important provisions of the indentures. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. These descriptions do not restate the indentures in their entirety. We urge you to read the indentures because they, not this description, define your rights as holders of debt securities. Section references below are to the section in the applicable indenture.
General
Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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the maturity date or dates, or the method of determining the maturity dates;

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the interest rate or rates, or the method of determining those rates;

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the interest payment dates and, for debt securities in registered form, the regular record dates;

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the places where payments may be made;

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any mandatory or optional redemption provisions;

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any sinking fund or analogous provisions;

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any conversion or exchange provisions;

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any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

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the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

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any deletions of, or changes or additions to, the events of default or covenants;

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if other than U.S. dollars, the currency, currencies or composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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the method of determining the amount of any payments on the debt securities which are linked to an index;

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whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

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any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

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whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

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any other specific terms of the debt securities. (Sections 202 and 301)

Unless we otherwise specify in the prospectus supplement:
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the debt securities will be registered debt securities;

•
registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

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bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000.

Debt securities may bear legends required by U.S. Federal tax law and regulations. (Section 401)
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
IBM may in the future, without the consent of the holders, increase the outstanding principal amount of any series of debt securities on the same terms and conditions and with the same CUSIP numbers as debt securities of that series previously issued. Any such additional debt securities will vote together with all other debt securities of the same series for purposes of amendments, waivers and all other matters with respect to such series.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.
If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.
We will not be required to:
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issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

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the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form), and

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the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

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the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

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register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

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exchange any bearer security selected for redemption, except to exchange it for a registered security which is simultaneously surrendered for redemption. (Section 404)

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. (Sections 406 and 410)
We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. (Sections 410 and 1102)
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1103)
Our paying agent in the United States for the senior debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262. If and when we issue subordinated debt securities, we’ll designate the paying agent for those subordinated debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.
Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear System or Clearstream Banking, société anonyme (Clearstream). (Section 411)

Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411)
Temporary Global Securities
All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.
On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.
No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States. (Sections 402 and 403)
Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:
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is not beneficially owned by a United States person;

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has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

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if a beneficial interest has been acquired by a United States person, that:

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such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

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the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct. (Section 403)
Definitive Global Securities
Bearer securities.   The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States. (Section 404)
U.S. Book-entry securities.   Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities”.
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as “participants”.
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book- entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities are limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners of book-entry securities:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to receive physical delivery of the debt securities in definitive form; and

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will not be considered the owners or holders of those debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
Practical Implications of Holding Debt Securities in Street Name
Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you really ought to check with your own institution to find out:
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How it handles securities payments and notices;

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Whether it imposes additional fees or charges;

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How it would handle voting and related issues if ever required;

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How it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

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Whether and how it would react on other matters which are important to persons who hold debt securities in “street name”.

Covenants
Limitation on merger, consolidation and certain sales of assets.   We may, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person provided that:
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the successor is a U.S. corporation;

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the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

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immediately after giving effect to the transaction, there is no default under the applicable indenture. (Section 901)

The remaining or acquiring corporation will take over all of our rights and obligations under the indentures. (Section 902)

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 501)
Each indenture contains a provision that permits us to elect:
1.
to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

2.
to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

a.
the limitations on mergers, consolidations and sale of assets,

b.
the limitations on sale and leaseback transactions under the senior indenture, and

c.
the limitations on secured indebtedness under the senior indenture.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action. (Section 503)
If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 501 and 503)
Events of Default, Notice and Waiver
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series. However, payment defaults that are not cured may only be waived by all holders of the debt securities. (Sections 602 and 613)
Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
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we fail to pay interest on any debt security of the series for 30 days when due;

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we fail to pay the principal or any premium on any debt securities of the series when due;

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we fail to make any sinking fund payment for 30 days when due;

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we fail to perform any other covenant in the debt securities of the series or in the applicable indenture relating to debt securities of that series for 90 days after being given notice; and

•
we enter into bankruptcy or become insolvent.

An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 601)
Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 702)
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 703)
Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 612)
Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 1106 of senior indenture and Section 1104 of subordinated indenture)
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the trustee, we may modify the indentures without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect. (Section 1001)
Together with the trustee, we may also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•
change the stated maturity of any debt security;

•
reduce the principal, premium (if any) or rate of interest on any debt security;

•
change any place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
adversely affect the terms of any conversion right;

•
reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•
change any of our obligations for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

•
change the provisions in the indenture that relate to its modification or amendment. (Section 1002)

Meetings
The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Section 1401)
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series. (Section 1402)
Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.

Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the debt securities, every holder in the series must consent.
In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. (Section 1404)
Notices to Holders
In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. (Section 106)
Title
Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 407)
Replacement of Securities and Coupons
We think it’s very important for you to keep your securities safe. If you don’t, you’ll have to follow these procedures. We’ll replace debt securities or coupons that have been mutilated, but you’ll have to pay for the replacement, and you’ll have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we’ll go about issuing any replacement debt security or coupon. (Section 405)
Governing Law
The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.
Our Relationship with the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.
Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants in the Senior Indenture
Limitation on secured indebtedness.   Neither we nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Indebtedness without securing the senior debt securities equally and ratably with, or prior to, that Secured Indebtedness, unless the sum of the following amounts would not exceed 10% of Consolidated Net Tangible Assets:
•
the total amount of all Secured Indebtedness that the senior debt securities are not secured equally and ratably with, and

•
the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions entered into after July 15, 1985.

You should note that we don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary. (Section 1104 of senior indenture)
Limitation on sale and leaseback transactions.   Neither we nor any Restricted Subsidiary will enter into any lease longer than three years covering any Principal Property that is sold to any other person in connection with that lease unless either:
1.
the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:

•
the discounted present value of all net rentals payable under all these leases entered into after July 15, 1985; and

•
the total amount of all Secured Indebtedness that the senior debt securities are not secured equally and ratably with.

We don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary. or
2.
an amount equal to the greater of the following amounts is applied within 180 days to the retirement of our long-term debt or the debt of a Restricted Subsidiary:

•
the net proceeds to us or a Restricted Subsidiary from the sale; and

•
the discounted present value of all net rentals payable under the lease.

Amounts applied to debt which is subordinated to the senior debt securities or which is owing to us or a Restricted Subsidiary will not be included in this calculation. (Section 1105 of senior indenture)
We think it’s important for you to be aware that this limitation on sale and leaseback transactions won’t apply to any leases that we may enter into relating to newly acquired, improved or constructed property.
We think it’s also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants. (Section 1107 of senior indenture)
Definitions
“Secured Indebtedness” means our indebtedness or indebtedness of a Restricted Subsidiary for borrowed money secured by any lien on, or any conditional sale or other title retention agreement covering, any Principal Property or any stock or indebtedness of a Restricted Subsidiary. Excluded from this definition is all indebtedness:
•
outstanding on July 15, 1985, secured by liens, or arising from conditional sale or other title retention agreements, existing on that date;

•
incurred after July 15, 1985 to finance the acquisition, improvement or construction of property, and either secured by purchase money mortgages or liens placed on the property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements;

•
secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiaries, and, in either case, existing at the time of its acquisition;

•
owing to us or any Restricted Subsidiary;

•
secured by liens, or conditional sale or other title retention devices, existing at the time a corporation became or becomes a Restricted Subsidiary after July 15, 1985;

•
constituting our guarantees of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of ours and any other Restricted Subsidiaries;

•
arising from any sale and leaseback transaction;

•
incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision; and

•
constituting any replacement, extension or renewal of any indebtedness to the extent the amount of indebtedness is not increased.

“Principal Property” means land, land improvements, buildings and associated factory, laboratory and office equipment constituting a manufacturing, development, warehouse, service or office facility owned by or leased to us or a Restricted Subsidiary which is located within the United States and which has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination. Principal Property does not include:
•
products marketed by us or our subsidiaries;

•
any property financed through the issuance of tax-exempt governmental obligations;

•
any property which our Board of Directors determines is not of material importance to us and our Restricted Subsidiaries taken as a whole; or

•
any property in which the interest of us and all of our subsidiaries does not exceed 50%.

“Consolidated Net Tangible Assets” means the total assets of us and our subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:
•
all trade names, trademarks, licenses, patents, copyrights and goodwill;

•
organizational and development costs;

•
deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

•
unamortized debt discount and expense minus unamortized premium.

We don’t include in intangible assets any program products.
“Attributable Debt” means the discounted present value of a lessee’s obligation for rental payments under a sale and leaseback transaction of Principal Property, reduced by amounts owed by any sublessee for rental obligations during the remaining term of that transaction. The discount rate we use for the Attributable Debt is called the “Attributable Interest Rate.” We compute the Attributable Interest Rate as the weighted average of the interest rates of all securities then issued and outstanding under the senior indenture.
“Restricted Subsidiary” means:
1.
any of our subsidiaries:

a.
which has substantially all its property in the United States;

b.
which owns or is a lessee of any Principal Property; and,

c.
in which our investment and the investment of our subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

2.
any other subsidiary the Board of Directors may designate as a Restricted Subsidiary.

“Restricted Subsidiary” doesn’t include financing subsidiaries and subsidiaries formed or acquired after July 15, 1985 for the purpose of acquiring the stock, business or assets of another person and that have not and do not acquire all or any substantial part of our business or assets or the business or assets of any Restricted Subsidiary. (Section 101 of senior indenture)
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 1501 of subordinated indenture)
In addition, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors of our subsidiaries.
The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:
•
all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states to have the same rank as, or to rank junior to, the subordinated debt securities; and

•
any deferrals, renewals or extensions of any senior indebtedness.

However, the term “senior indebtedness” will not include:
•
any of our obligations to our subsidiaries;

•
any liability for Federal, state, local or other taxes owed or owing by us;

•
any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of instruments evidencing those liabilities;

•
any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•
any obligations with respect to any capital stock; or

•
any indebtedness incurred in violation of the subordinated indenture.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.
Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•
any senior indebtedness is not paid when due, or

•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.
The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. (Section 1503 of subordinated indenture)

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness. (Section 1502 of subordinated indenture)
If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 1505 of subordinated indenture)
If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time. (Section 1504 of subordinated indenture)
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It’s important to keep this in mind if you decide to hold our subordinated debt securities.
DESCRIPTION OF THE PREFERRED STOCK
The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.
All of the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of amendment relating to each series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.
We are authorized to issue up to 150,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:
•
issue one or more series of preferred stock;

•
determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•
determine the number of shares in any series.

The Board of Directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:
•
whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•
the dividend rate (or method for determining the rate);

•
the liquidation preference per share of that series of preferred stock, if any;

•
any conversion provisions applicable to that series of preferred stock;

•
any redemption or sinking fund provisions applicable to that series of preferred stock;

•
the voting rights of that series of preferred stock, if any; and

•
the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.
Dividends
Holders of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the capital stock and we may not redeem or purchase any capital stock.
Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement.
Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of capital stock.
If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.
Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.
Voting
Generally, the holders of preferred stock will not be entitled to vote. However, if the equivalent of six quarterly dividends payable on any series of preferred stock is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of such series of preferred stock, voting together as a class with all other series of preferred stock entitled to vote on such election of directors, will be entitled to elect those additional directors. In the event of this type of default, the Board of Directors will call a special meeting for the holders of all affected series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected series who are entitled to participate in the election of directors may elect those additional directors by written consent. If all accumulated dividends on any series of preferred stock have been paid in full, the holders of shares of that series will no longer have the right to vote on directors, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced by two.
Unless we otherwise specify in a prospectus supplement, the vote of the holders of a majority of the outstanding shares of each series of preferred stock voting together as a class, is required to authorize any amendment, alteration or repeal of our Certificate of Incorporation or any certificate of amendment which would adversely affect the powers, preferences, or special rights of the preferred stock including authorizing any class of stock with superior dividend and liquidation preferences.
No Other Rights
The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of amendment or as otherwise required by law.
Transfer Agent and Registrar
We’ll designate the transfer agent for each series of preferred stock in the prospectus supplement.
Description of the Depositary Shares
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary
We’ll pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We’ll also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary — and at other places as it thinks advisable — any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.
U.S. Federal Income Tax Consequences
Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for U.S. Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
•
no gain or loss will be recognized for U.S. Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•
the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•
the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

Series A Preferred Stock
On October 1, 2021, we established the terms, rights, obligations and preferences of our Series A Preferred Stock by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of New York. The Certificate of Amendment designated 75,000,000 shares as Series A Preferred Stock, par value $0.01 per share, of which 57,916,244 shares of Series A Preferred Stock were issued to a wholly owned subsidiary of ours. We do not intend to issue or transfer any shares of Series A Preferred Stock to any third parties and such shares were issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended. Consistent with New York Business Corporation Law Section 612(b), so long as such shares are held by our wholly owned subsidiary, the shares of Series A Preferred Stock issued on October 1, 2021 are not entitled to vote and are not counted in determining the total number of outstanding shares of IBM.
Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a per share dividend payment equal to three times the dividend declared per share of our common stock; provided that if we distribute equity securities of a subsidiary, then, in lieu of participating in such distribution, each share of Series A Preferred Stock will receive an additional number of shares of Series A Preferred Stock or other property of at least equivalent value, in each case as determined by our Board of Directors.

Each share of Series A Preferred Stock will entitle the holder thereof to one vote on all matters submitted to a vote of our stockholders; however, shares of Series A Preferred Stock held by a subsidiary of ours will not be entitled to any voting rights.
Upon liquidation, a holder of Series A Preferred Stock will be entitled to the greater of the par value per share of Series A Preferred Stock or the amount that would be distributable on three shares of our common stock.
The terms of the Series A Preferred Stock are subject to customary anti-dilution adjustments.
DESCRIPTION OF THE CAPITAL STOCK
As of the date of this prospectus, we are authorized to issue up to 4,687,500,000 shares of capital stock, $0.20 par value per share. As of December 31, 2023, 2,266,911,159 shares of capital stock were issued and 915,013,646 were outstanding.
Dividends.   Holders of capital stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our Board of Directors, subject to the rights of the holders of the preferred stock.
Voting.   Each holder of capital stock is entitled to one vote per share on all matters requiring a vote of the stockholders.
Rights upon liquidation.   In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of capital stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.
Miscellaneous.   Shares of capital stock are not redeemable and have no subscription, conversion or preemptive rights.
DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or capital stock. Warrants may be issued independently or together with our debt securities, preferred stock or capital stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of the warrants;

•
the designation and terms of the debt securities purchasable upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•
if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•
the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•
the dates on which the right to exercise the warrants will commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•
information relating to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. Federal income tax considerations;

•
anti-dilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue capital stock or preferred stock will describe the terms of the warrants, including the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of the warrants;

•
the designation and terms of the capital stock or preferred stock that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of shares of capital stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•
the dates on which the right to exercise the warrants commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material U.S. Federal income tax considerations;

•
antidilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants;

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•
any other information we think is important about the warrants.

PLAN OF DISTRIBUTION
We may sell the securities:
•
through underwriters;

•
through agents; or

•
directly to purchasers.

In this connection, we may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you’ll want to pay particular attention to the description of that system we’ll provide in a prospectus supplement.
Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a note, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Many variations of Internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.
We’ll describe in a prospectus supplement the particular terms of the offering of the securities, including the following:
•
the names of any underwriters;

•
the purchase price and the proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchanges on which the securities of the series may be listed; and

•
any other information we think is important.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.
The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.
Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities, other than our capital stock, will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but won’t be obligated to do so, and may discontinue any market making at any time without notice. We can’t and won’t give any assurances as to the liquidity of the trading market for any of our securities.
LEGAL OPINIONS
The legality of the securities will be passed upon by Mr. Frank Sedlarcik, Esq., our Vice President, Assistant General Counsel and Secretary. Mr. Sedlarcik owns and has other interests in common stock of IBM.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
IBM INTERNATIONAL GROUP CAPITAL LLC
Debt Securities
fully and unconditionally guaranteed by
INTERNATIONAL BUSINESS MACHINES CORPORATION
We will provide specific terms of the debt securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.
The mailing address of our principal executive office is One New Orchard Road, Armonk, NY 10504. Our telephone number is (914) 499-1900.
Investing in our securities involves certain risks. See “Risk Factors” in International Business Machines Corporation’s most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

These securities have not been approved by the U.S. Securities and Exchange Commission (SEC) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process we may offer debt securities and the related guarantee of such debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information About IBM.” The debt securities we may offer will be fully and unconditionally guaranteed by International Business Machines Corporation (IBM).
ABOUT IBM INTERNATIONAL GROUP CAPITAL LLC
IBM International Group Capital LLC (we, our or the Company) was formed on June 11, 2007, as a limited liability company under the laws of the State of Delaware. The Company is an indirect, 100% owned subsidiary of International Business Machines Corporation. The Company is a “finance subsidiary” of IBM, as described by the SEC in Rule 13-01(a)(4)(vi) of Regulation S-X, the primary purpose of which is to borrow money to be made available for the benefit of IBM International Group B.V. and its affiliates. The mailing address of our principal executive office is One New Orchard Road, Armonk, NY 10504. Our telephone number is (914) 499-1900.
ABOUT INTERNATIONAL BUSINESS MACHINES CORPORATION
International Business Machines Corporation (IBM) was incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co. and The International Time Recording Co. of New York. Since that time, IBM has focused on the intersection of business insight and technological innovation, and its operations and aims have been international in nature. This was signaled almost 100 years ago, in 1924, when C-T-R changed its name to International Business Machines Corporation. And it continues today — IBM creates sustained value for clients by helping them leverage the power of hybrid cloud and artificial intelligence (AI). IBM’s hybrid cloud platform and AI technology support clients’ digital transformations and helps them reimagine critical workflows, at scale, and modernize applications to increase agility, drive innovation and create operational efficiencies. IBM’s offerings draw from leading IBM capabilities in software, consulting services capability to deliver business outcomes, and deep incumbency in mission- critical infrastructure, all bolstered by one of the world’s leading research organizations. The mailing address of IBM’s principal executive office is One New Orchard Road, Armonk, NY 10504. IBM’s telephone number is (914) 499-1900.
WHERE YOU CAN FIND MORE INFORMATION ABOUT IBM
IBM files annual, quarterly and current reports, proxy statements and other information with the SEC. IBM’s SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. IBM’s reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at IBM’s web site at http://www.ibm.com. Except as stated herein, no information contained in, or that can be accessed through, IBM's website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.
The SEC allows IBM to “incorporate by reference” into this prospectus the information IBM files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that IBM files with the SEC will automatically update and supersede this information.

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We incorporate by reference the documents listed below and any future filings made by IBM with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:
i.
Annual Report on Form 10-K for the year ended December 31, 2022;

ii.
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

iii.
Current Reports on Form 8-K or, where applicable, filed portions of those reports (but not portions of those reports which were furnished) filed on January 5, 2023, February 3, 2023, February 3, 2023, April 28, 2023, June 16, 2023, July 31, 2023 and December 12, 2023.

We encourage you to read IBM’s periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about IBM which prudent investors find important. You may request a copy of these filings at no cost, by writing to or telephoning IBM’s transfer agent at the following address:
Computershare Trust Company, N.A.
P.O. Box 505005
Louisville, KY 40233-5005
(781) 575-2727
We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.
We will not be providing you with any financial statements for IBM International Group Capital LLC. The Company is a 100% owned “finance subsidiary” of IBM, as described by the SEC in Rule 13-01(a)(4)(vi) of Regulation S-X, and since the debt securities we may issue under this prospectus will be fully and unconditionally guaranteed by IBM, you should look to, read, and rely solely upon the financial statements that IBM files with the SEC.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the debt securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include, without limitation, the repayment of debt of the Company or the debt of our parent, IBM International Group B.V., or other extensions of credit to IBM International Group B.V. or any of its subsidiaries and affiliates. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE
IBM International Group Capital LLC will issue the debt securities under an indenture entered into as of August 13, 2007 between IBM International Group Capital LLC, as issuer, and The Bank of New York Mellon, as trustee. IBM fully and unconditionally guarantees the payment of all amounts due on the debt securities under a guarantee agreement entered into between IBM, as guarantor, and The Bank of New York Mellon, as trustee.
The indenture provides for the issuance of an unlimited aggregate principal amount of debt securities in an unlimited number of series. Each issuance of debt securities will constitute a separate series under the indenture. The IBM guarantee provided under the guarantee agreement covers all debt securities issued under the indenture. The following description is a summary of the material provisions of the debt securities which may be issued. Specific terms of the debt securities will be set forth in supplements to this prospectus,

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or if applicable, pricing supplements. We also describe below general provisions relating to the indenture and the guarantee agreement. These descriptions do not restate the indenture or the guarantee agreement in their entirety. IBM and IBM International Group Capital LLC urge you to read the indenture and the guarantee agreement because they, and not this description, define your rights as holders of debt securities. Unless otherwise stated, all references to “issuer” mean IBM International Group Capital LLC, and all references to “guarantor” mean IBM.
The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•
the title of the debt securities;

•
any limit upon the aggregate principal amount of the debt securities;

•
the maturity date or dates, or the method of determining the maturity dates;

•
the interest rate or rates, or the method of determining those rates;

•
the interest payment dates and, for debt securities in registered form, the regular record dates;

•
the places where payments may be made;

•
any mandatory or optional redemption provisions;

•
any sinking fund or analogous provisions;

•
any conversion or exchange provisions;

•
the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•
any deletions of, or changes or additions to, the events of default or covenants;

•
if other than U.S. dollars, the currency, currencies or composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•
the method of determining the amount of any payments on the debt securities which are linked to an index;

•
whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

•
any other specific terms of the debt securities.

Unless we otherwise specify in the prospectus supplement:
•
the debt securities will be registered debt securities;

•
registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

•
bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000.

Debt securities may bear legends required by U.S. Federal tax law and regulations.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

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Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
IBM International Group Capital LLC may in the future, without the consent of the holders, increase the outstanding principal amount of any series of debt securities on the same terms and conditions and with the same CUSIP numbers as debt securities of that series previously issued. Any such additional debt securities will vote together with all other debt securities of the same series for purposes of amendments, waivers and all other matters with respect to such series.
Ranking of Debt Securities and Guarantee
The debt securities issued by IBM International Group Capital LLC will be:
•
unsecured obligations of IBM International Group Capital LLC and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of IBM International Group Capital LLC; and

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guaranteed on a senior unsecured basis by IBM, which guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of IBM.

Guarantee
Pursuant to the guarantee agreement, IBM will fully and unconditionally guarantee to each holder of a series of debt securities issued under the indenture by IBM International Group Capital LLC and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt securities, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the indenture.
IBM:
•
agrees that, if an event of default occurs under any series of debt securities, its obligations under the guarantee will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture or any supplement thereto,

•
waives its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against IBM International Group Capital LLC before exercising their rights under the guarantee, and

•
agrees to be subject to the restrictions applicable to IBM set forth below under “— Covenants in the Indenture and Guarantee Agreement”.

Substitution of Other Parties as Issuer
Under the indenture, the rights and obligations of the issuer under the indenture and the debt securities may be assigned or transferred:
•
to another person with which the issuer is consolidated or merged or which acquires by conveyance or transfer any of the properties or assets of the issuer;

•
to IBM; or

•
to any subsidiary of IBM,

in which case, upon any such assignment or transfer, all of the obligations of the issuer under the indenture and the debt securities will cease and the issuer will be released from all obligations under the indenture and the debt securities. If the issuer assigns its obligations to IBM with respect to any series of debt securities, all guarantees of outstanding debt securities of such series will automatically terminate and be discharged.

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In the case of any assignment other than to IBM, the obligations of IBM set forth in the guarantee agreement will remain in full force and effect.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for our debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.
If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.
We will not be required to:
•
issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

•
the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form) and

•
the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

•
the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

•
register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•
exchange any bearer security selected for redemption, except to exchange it for a registered security which is simultaneously surrendered for redemption.

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement.
We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us.
Our paying agent in the United States for the debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus

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supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.
Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear System or Clearstream Banking, société anonyme (Clearstream).
Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Temporary Global Securities
All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.
On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.
No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States.
Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:
•
is not beneficially owned by a United States person;

•
has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

•
if a beneficial interest has been acquired by a United States person, that:

•
such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

•
the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct.
Definitive Global Securities
Bearer securities.   The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States.
U.S. Book-entry securities.   Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities”.
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global

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security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as “participants”.
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book- entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities are limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners of book-entry securities:
•
will not be entitled to have the debt securities registered in their names;

•
will not be entitled to receive physical delivery of the debt securities in definitive form; and

•
will not be considered the owners or holders of those debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
Practical Implications of Holding Debt Securities in Street Name
Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you really ought to check with your own institution to find out:
•
How it handles securities payments and notices;

•
Whether it imposes additional fees or charges;

•
How it would handle voting and related issues if ever required;

•
How it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

•
Whether and how it would react on other matters which are important to persons who hold debt securities in “street name”.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on any series of the debt securities when they have matured or will mature or be redeemed within one year if we deposit with the trustee sufficient funds to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

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The indenture contains provisions that permit us to elect:
(1)
to be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to a series of debt securities then outstanding; and/or

(2)
to be released from the limitations on mergers, consolidations and sale of assets and from the consequences of an event of default or cross-default resulting from a breach of this covenant.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the series of debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities, if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action.
If either of the above events occur, the holders of the series of debt securities will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If an event of default with respect to a series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of such series may declare the entire principal amount of the debt securities of such series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the series of debt securities. However, payment defaults that are not cured may only be waived by all holders of the debt securities.
The indenture defines an event of default in connection with a series of debt securities as one or more of the following events:
•
the issuer fails to pay interest on any debt securities of the series for 30 days when due;

•
the issuer fails to pay the principal or any premium on any debt securities of the series when due;

•
the issuer fails to make any sinking fund payment for 30 days when due;

•
the issuer or the guarantor fails to perform any other covenant in the debt securities of the series, the indenture or the guarantee agreement relating to the debt securities of that series for 90 days after being given notice;

•
the issuer or the guarantor enters into bankruptcy or becomes insolvent; or

•
the guarantee ceases to be in full force or effect (other than in accordance with the terms of the guarantee agreement) or the guarantor denies or disaffirms its obligations under the guarantee.

An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.
The indenture requires the trustee to give the holders of a series of debt securities notice of a default within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification.
Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

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The indenture includes a covenant that the issuer will file annually with the trustee a certificate of no default, or specifying any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indenture and Guarantee Agreement
The indenture and the guarantee agreement provide that the issuer, the guarantor and the trustee, may modify the indenture or the guarantee agreement, as the case may be, without the consent of the holders for limited purposes, including adding to our covenants or events of default, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.
The indenture and the guarantee agreement also contain provisions permitting the issuer, the guarantor and the trustee to make modifications and amendments to the indenture or the guarantee agreement, as the case may be, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•
change the stated maturity of the debt securities;

•
reduce the principal, premium (if any) or rate of interest on the debt securities;

•
change any place of payment or the currency in which the debt securities are payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
adversely affect the terms of any conversion right;

•
reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture or the guarantee agreement;

•
modify the terms of the unconditional guarantee in a manner that adversely affects the holders of outstanding debt securities;

•
change our obligation for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

•
change the provisions in the indenture or the guarantee agreement that relate to its modification or amendment.

Meetings
The indenture contains provisions for convening meetings of the holders of the debt securities of a series.
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the debt securities of a series. In each case, notice will be given to the holders of debt securities of the series.
Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.
Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the any series of debt securities, every holder in the series must consent.
In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting

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of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons.
Notice to Holders
In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities of any series. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register.
Title
Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes.
Replacement of Securities and Coupons
We think it’s very important for you to keep your securities safe. If you don’t, you’ll have to follow these procedures. We’ll replace debt securities or coupons that have been mutilated, but you’ll have to pay for the replacement, and you’ll have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we’ll go about issuing any replacement debt security or coupon.
Governing Law
The indenture, the debt securities, the coupons and the guarantee agreement will be governed by, and construed under, the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the law of another jurisdiction would be required thereby.
Covenants in the Indenture and Guarantee Agreement
Limitation on merger, consolidation and certain sales of assets.   IBM or the issuer, as the case may be, may, without the consent of the holders of any debt securities, merge into or consolidate with any other entity, or convey or transfer all or substantially all of its properties and assets to another person provided that:
•
the successor is a U.S. corporation in the case of IBM or, a U.S. corporation or limited liability company in the case of the issuer;

•
in the case of a successor to the issuer, such successor assumes on the same terms and conditions all the obligations under the indenture;

•
in the case of a successor to IBM, such successor assumes on the same terms and conditions all the obligations under the guarantee agreement; and

•
immediately after giving effect to the transaction, there is no default under the indenture.

The remaining or acquiring corporation will take over all of IBM’s or the issuer’s rights and obligations under the guarantee agreement or the indenture, as the case may be.
Limitation on secured indebtedness.   Neither IBM nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Indebtedness without securing the guarantee equally and ratably with, or

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prior to, that Secured Indebtedness, unless the sum of the following amounts would not exceed 10% of Consolidated Net Tangible Assets:
•
the total amount of all Secured Indebtedness that the guarantee is not secured equally and ratably with, and

•
the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions entered into after July 15, 1985.

You should note that we don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.
Limitation on sale and leaseback transactions.   Neither IBM nor any Restricted Subsidiary will enter into any lease longer than three years covering any Principal Property that is sold to any other person in connection with that lease unless either:
(1)   the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:
•
the discounted present value of all net rentals payable under all these leases entered into after July 15, 1985; and

•
the total amount of all Secured Indebtedness that the guarantee is not secured equally and ratably with.

We don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary. or
(2)   an amount equal to the greater of the following amounts is applied within 180 days to the retirement of IBM’s long-term debt or the debt of a Restricted Subsidiary:
•
the net proceeds to IBM or a Restricted Subsidiary from the sale; and

•
the discounted present value of all net rentals payable under the lease.

Amounts applied to debt which is subordinated to the debt securities or which is owing to IBM or a Restricted Subsidiary will not be included in this calculation.
We think it’s important for you to be aware that this limitation on sale and leaseback transactions won’t apply to any leases that IBM may enter into relating to newly acquired, improved or constructed property.
We think it’s also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants.
Definitions Under the Guarantee
“Secured Indebtedness” means IBM’s indebtedness or indebtedness of a Restricted Subsidiary for borrowed money secured by any lien on, or any conditional sale or other title retention agreement covering, any Principal Property or any stock or indebtedness of a Restricted Subsidiary. Excluded from this definition is all indebtedness:
•
outstanding on July 15, 1985, secured by liens, or arising from conditional sale or other title retention agreements, existing on that date;

•
incurred after July 15, 1985 to finance the acquisition, improvement or construction of property, and either secured by purchase money mortgages or liens placed on the property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements;

•
secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiaries, and, in either case, existing at the time of its acquisition;

•
owing to IBM or any Restricted Subsidiary;

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•
secured by liens, or conditional sale or other title retention devices, existing at the time a corporation became or becomes a Restricted Subsidiary after July 15, 1985;

•
constituting IBM’s guarantees of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of IBM and any other Restricted Subsidiaries;

•
arising from any sale and leaseback transaction;

•
incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision; and

•
constituting any replacement, extension or renewal of any indebtedness to the extent the amount of indebtedness is not increased.

“Principal Property” means land, land improvements, buildings and associated factory, laboratory and office equipment constituting a manufacturing, development, warehouse, service or office facility owned by or leased to IBM or a Restricted Subsidiary which is located within the United States and which has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination. Principal Property does not include:
•
products marketed by IBM or its subsidiaries;

•
any property financed through the issuance of tax-exempt governmental obligations;

•
any property which IBM’s Board of Directors determines is not of material importance to IBM and its Restricted Subsidiaries taken as a whole; or

•
any property in which the interest of IBM and all of its subsidiaries does not exceed 50%.

“Consolidated Net Tangible Assets” means the total assets of IBM and its subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:
•
all trade names, trademarks, licenses, patents, copyrights and goodwill;

•
organizational and development costs;

•
deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

•
unamortized debt discount and expense minus unamortized premium.

We don’t include in intangible assets any program products.
“Attributable Debt” means the discounted present value of a lessee’s obligation for rental payments under a sale and leaseback transaction of Principal Property, reduced by amounts owed by any sublessee for rental obligations during the remaining term of that transaction. The discount rate we use for the Attributable Debt is called the “Attributable Interest Rate.” We compute the Attributable Interest Rate as the weighted average of the interest rates of all securities then issued and outstanding under IBM’s senior indenture.
“Restricted Subsidiary” means:
(1)
any of IBM’s subsidiaries:

(a)
which has substantially all its property in the United States;

(b)
which owns or is a lessee of any Principal Property; and,

(c)
in which IBM’s investment and the investment of its subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

(2)
any other subsidiary the Board of Directors may designate as a Restricted Subsidiary.

“Restricted Subsidiary” doesn’t include IBM International Group Capital LLC and does not include financing subsidiaries and subsidiaries formed or acquired after July 15, 1985 for the purpose of acquiring

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the stock, business or assets of another person and that have not and do not acquire all or any substantial part of IBM’s business or assets or the business or assets of any Restricted Subsidiary.
Our Relationship With the Trustee
The Bank of New York Mellon is the trustee under the indenture of IBM International Group Capital LLC. It also serves as trustee under various indentures relating to the obligations of IBM and its subsidiaries.

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PLAN OF DISTRIBUTION
We may sell the securities:
•
through underwriters;

•
through agents; or

•
directly to purchasers.

In this connection, we may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you’ll want to pay particular attention to the description of that system we’ll provide in a prospectus supplement.
Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a note, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Many variations of Internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.
We’ll describe in a prospectus supplement, the particular terms of the offering of the debt securities, including the following:
•
the names of any underwriters;

•
the purchase price and the proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchanges on which the debt securities of the series may be listed; and

•
any other information we think is important.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.
The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase debt securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and

14

any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.
Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of debt securities will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but won’t be obligated to do so, and may discontinue any market making at any time without notice. We can’t and won’t give any assurances as to the liquidity of the trading market for any of our debt securities.
LEGAL OPINIONS
The legality of the debt securities and guarantee will be passed upon by Mr. Frank Sedlarcik, Esq., Vice President, Assistant General Counsel and Secretary of IBM. Mr. Sedlarcik owns and has other interests in common stock of IBM.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS
IBM INTERNATIONAL CAPITAL PTE. LTD.
(UEN/Company Registration No. 202345465D)
Debt Securities
fully and unconditionally guaranteed by
INTERNATIONAL BUSINESS MACHINES CORPORATION
We will provide specific terms of the debt securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.
The mailing address of our registered office is 10 Collyer Quay, #10-01, Ocean Financial Centre, Singapore 049315. Our telephone number is (914) 499-1900.
Investing in our securities involves certain risks. See “Risk Factors” in International Business Machines Corporation’s most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

These securities have not been approved by the U.S. Securities and Exchange Commission (SEC) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process we may offer debt securities and the related guarantee of such debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information About IBM.” The debt securities we may offer will be fully and unconditionally guaranteed by International Business Machines Corporation (IBM).
ABOUT IBM INTERNATIONAL CAPITAL PTE. LTD.
IBM International Capital Pte. Ltd. (we, our or the Company) was formed on November 17, 2023, as a private company limited by shares incorporated under the laws of the Republic of Singapore and was assigned company registration number 202345465D. The Company is a 100% owned subsidiary of International Business Machines Corporation. The Company is a “finance subsidiary” of IBM, as described by the SEC in Rule 13-01(a)(4)(vi) of Regulation S-X, the primary purpose of which is to borrow money to be made available for the benefit of IBM and its affiliates. The mailing address of our registered office is 10 Collyer Quay, #10-01, Ocean Financial Centre, Singapore 049315. Our telephone number is (914) 499-1900.
ABOUT INTERNATIONAL BUSINESS MACHINES CORPORATION
International Business Machines Corporation (IBM) was incorporated in the State of New York on June 16, 1911, as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, the Tabulating Machine Co. and The International Time Recording Co. of New York. Since that time, IBM has focused on the intersection of business insight and technological innovation, and its operations and aims have been international in nature. This was signaled almost 100 years ago, in 1924, when C-T-R changed its name to International Business Machines Corporation. And it continues today — IBM creates sustained value for clients by helping them leverage the power of hybrid cloud and artificial intelligence (AI). IBM’s hybrid cloud platform and AI technology support clients’ digital transformations and helps them reimagine critical workflows, at scale, and modernize applications to increase agility, drive innovation and create operational efficiencies. IBM’s offerings draw from leading IBM capabilities in software, consulting services capability to deliver business outcomes, and deep incumbency in mission- critical infrastructure, all bolstered by one of the world’s leading research organizations. The mailing address of IBM’s principal executive office is One New Orchard Road, Armonk, NY 10504. IBM’s telephone number is (914) 499-1900.
WHERE YOU CAN FIND MORE INFORMATION ABOUT IBM
IBM files annual, quarterly and current reports, proxy statements and other information with the SEC. IBM’s SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. IBM’s reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at IBM’s web site at http://www.ibm.com. Except as stated herein, no information contained in, or that can be accessed through, IBM’s website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.
The SEC allows IBM to “incorporate by reference” into this prospectus the information IBM files with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that IBM files with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings made by IBM with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is

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completed, other than, in each case, those documents or the portions of those documents which are furnished and not filed:
i.
Annual Report on Form 10-K for the year ended December 31, 2022;

ii.
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

iii.
Current Reports on Form 8-K or, where applicable, filed portions of those reports (but not portions of those reports which were furnished) filed on January 5, 2023, February 3, 2023, February 3, 2023, April 28, 2023, June 16, 2023, July 31, 2023 and December 12, 2023.

We encourage you to read IBM’s periodic and current reports. Not only do we think these items are interesting reading, we think these reports provide additional information about IBM which prudent investors find important. You may request a copy of these filings at no cost, by writing to or telephoning IBM’s transfer agent at the following address:
Computershare Trust Company, N.A.
P.O. Box 505005
Louisville, KY 40233-5005
(781) 575-2727
We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.
We will not be providing you with any financial statements for IBM International Capital Pte. Ltd. The Company is a 100% owned “finance subsidiary” of IBM, as described by the SEC in Rule 13-01(a)(4)(vi) of Regulation S-X, and since the debt securities we may issue under this prospectus will be fully and unconditionally guaranteed by IBM, you should look to, read, and rely solely upon the financial statements that IBM files with the SEC.
USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the debt securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include, without limitation, the repayment of debt of the Company or the debt of IBM or any of its other subsidiaries and affiliates or other extensions of credit to IBM or any of its subsidiaries and affiliates. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE
IBM International Capital Pte. Ltd. will issue the debt securities under an indenture to be entered into between IBM International Capital Pte. Ltd., as issuer, International Business Machines Corporation, as guarantor, and The Bank of New York Mellon, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The indenture provides for the issuance of an unlimited aggregate principal amount of debt securities in an unlimited number of series. Each issuance of debt securities will constitute a separate series under the indenture. The IBM guarantee set forth in the indenture covers all debt securities issued under the indenture. The following description is a summary of the material provisions of the debt securities which may be issued. Specific terms of the debt securities will be set forth in supplements to this prospectus, or if applicable, pricing supplements. We also describe below general provisions relating to the indenture. These descriptions do not restate the indenture in their entirety. IBM and IBM International Capital Pte. Ltd. urge you to read the indenture because it, and not this description, defines your rights as holders of debt

2

securities. Unless otherwise stated, all references to “issuer” mean IBM International Capital Pte. Ltd., and all references to “guarantor” mean IBM.
The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•
the title of the debt securities;

•
any limit upon the aggregate principal amount of the debt securities;

•
the maturity date or dates, or the method of determining the maturity dates;

•
the interest rate or rates, or the method of determining those rates;

•
the interest payment dates and, for debt securities in registered form, the regular record dates;

•
the places where payments may be made;

•
any mandatory or optional redemption provisions;

•
any sinking fund or analogous provisions;

•
any conversion or exchange provisions;

•
the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•
any deletions of, or changes or additions to, the events of default or covenants;

•
if other than U.S. dollars, the currency, currencies or composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•
the method of determining the amount of any payments on the debt securities which are linked to an index;

•
whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•
whether and on what terms we will pay additional amounts to holders of the debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

•
any other specific terms of the debt securities.

Unless we otherwise specify in the prospectus supplement:
•
the debt securities will be registered debt securities;

•
registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000; and

•
bearer debt securities denominated in U.S. dollars will be issued in denominations of $5,000.

Debt securities may bear legends required by U.S. Federal tax law and regulations.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

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IBM International Capital Pte. Ltd. may in the future, without the consent of the holders, increase the outstanding principal amount of any series of debt securities on the same terms and conditions and with the same CUSIP numbers as debt securities of that series previously issued. Any such additional debt securities will vote together with all other debt securities of the same series for purposes of amendments, waivers and all other matters with respect to such series.
Ranking of Debt Securities and Guarantee
The debt securities issued by IBM International Capital Pte. Ltd. will be:
•
unsecured obligations of IBM International Capital Pte. Ltd. and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of IBM International Capital Pte. Ltd.; and

•
guaranteed on a senior unsecured basis by IBM, which guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of IBM.

Guarantee
Pursuant to the indenture, IBM will fully and unconditionally guarantee to each holder of a series of debt securities issued under the indenture by IBM International Capital Pte. Ltd. and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt securities, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the indenture.
IBM:
•
agrees that, if an event of default occurs under any series of debt securities, its obligations under the guarantee will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the debt securities or the indenture or any supplement thereto,

•
waives its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against IBM International Capital Pte. Ltd. before exercising their rights under the guarantee, and

•
agrees to be subject to the restrictions applicable to IBM set forth below under “— Covenants in the Indenture”.

Substitution of IBM as Issuer
Under the indenture, IBM will have the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, or event which with notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than such an event or event of default that would be cured by such substitution), provided that IBM executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture, which is referred to as the “IBM Assumption”. In the case of such IBM Assumption, (i) the issuer will be relieved of all obligations and covenants under the assumed series of debt securities and the indenture and (ii) IBM will be relieved of all obligations under the guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such IBM Assumption, references herein and in the indenture to the “issuer” shall be deemed to instead refer to IBM.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for our debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.

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If debt securities are issuable in both registered and bearer form, the bearer securities will be exchangeable for registered securities. If a bearer security with related coupons is surrendered in exchange for a registered security between a record date and the date set for the payment of interest, the bearer security will be surrendered without the coupon relating to that interest payment. That interest payment will be made only to the holder of the coupon when due.
We will not be required to:
•
issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 business days before any selection of debt securities of that series to be redeemed and the close of business on:

•
the day of mailing of the relevant notice of redemption (if debt securities of the series are issuable only in registered form) and

•
the day of the first publication of the relevant notice of redemption (if the debt securities of the series are issuable in bearer form) or,

•
the day of mailing of the relevant notice of redemption (if the debt securities of the series are issuable in bearer and registered form) and there is no publication;

•
register the transfer of, or exchange, any registered security selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

•
exchange any bearer security selected for redemption, except to exchange it for a registered security which is simultaneously surrendered for redemption.

Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement.
We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of the paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us.
Our paying agent in the United States for the debt securities is BNY Mellon Corporate Trust, US Corporate Client Service Management, located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and can be in either temporary or definitive form. All global securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.
Other than for payments, we can treat a person having a beneficial interest in a definitive global security as the holder of the principal amount of outstanding debt securities represented by the global security. For these purposes, we can rely upon a written statement delivered to the trustee by the holder of the definitive global security, or, in the case of a definitive global security in bearer form, by the operator of the Euroclear System or Clearstream Banking, société anonyme (Clearstream).
Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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Temporary Global Securities
All or any portion of the debt securities of a series that are issuable in bearer form initially may be represented by one or more temporary global securities, without interest coupons. The temporary global securities will be deposited with a depositary in London for Euroclear and Clearstream for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct.
On and after an exchange date provided in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or a combination of these, as will be specified in the prospectus supplement.
No bearer security delivered in exchange for a portion of a temporary global security will be mailed or delivered to any location in the United States.
Interest on a temporary global bearer security will be paid to Euroclear and/or Clearstream for the portion held for its account only after a certificate is delivered to the trustee stating that the portion:
•
is not beneficially owned by a United States person;

•
has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

•
if a beneficial interest has been acquired by a United States person, that:

•
such person is a financial institution (as defined in the Internal Revenue Code), purchasing for its own account or has acquired the debt security through a financial institution; and

•
the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder, and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global security. Each of Euroclear and Clearstream will credit the interest received by it to the accounts of the beneficial owners of the debt security, or to other accounts as they may direct.
Definitive Global Securities
Bearer securities.   The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer securities in exchange for a portion of a definitive global security to any location in the United States.
U.S. Book-entry securities.   Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities”.
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary or its nominee. Institutions that have accounts with the depositary or its nominee are referred to as “participants”.
The accounts to be credited shall be designated by the underwriters or agents for the sale of such book- entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities are limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

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Owners of book-entry securities:
•
will not be entitled to have the debt securities registered in their names;

•
will not be entitled to receive physical delivery of the debt securities in definitive form; and

•
will not be considered the owners or holders of those debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
Practical Implications of Holding Debt Securities in Street Name
Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Since we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you really ought to check with your own institution to find out:
•
How it handles securities payments and notices;

•
Whether it imposes additional fees or charges;

•
How it would handle voting and related issues if ever required;

•
How it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

•
Whether and how it would react on other matters which are important to persons who hold debt securities in “street name”.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on any series of the debt securities when they have matured or will mature or be redeemed within one year if we deposit with the trustee sufficient funds to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.
The indenture contains provisions that permit us to elect:
(1)
to have us and IBM be discharged after 90 days from all of our obligations (subject to limited exceptions) with respect to a series of debt securities then outstanding; and/or

(2)
to have us and IBM be released from the applicable limitations on mergers, consolidations and sale of assets, secured indebtedness and sale and leaseback transactions and from the consequences of an event of default or cross-default resulting from a breach of this covenant.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the series of debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash, and/or foreign government securities, if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel

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that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the action.
If either of the above events occur, the holders of the series of debt securities will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If an event of default with respect to a series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of such series may declare the entire principal amount of the debt securities of such series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the series of debt securities. However, payment defaults that are not cured may only be waived by all holders of the debt securities.
The indenture defines an event of default in connection with a series of debt securities as one or more of the following events:
•
the issuer fails to pay interest on any debt securities of the series for 30 days when due;

•
the issuer fails to pay the principal or any premium on any debt securities of the series when due;

•
the issuer fails to make any sinking fund payment for 30 days when due;

•
the issuer or the guarantor fails to perform any other covenant in the debt securities of the series or the indenture relating to the debt securities of that series for 90 days after being given notice;

•
the issuer or the guarantor enters into bankruptcy or becomes insolvent; or

•
the guarantee ceases to be in full force or effect (other than in accordance with the terms of the indenture) or the guarantor denies or disaffirms its obligations under the guarantee (other than in accordance with the terms thereof or upon release of the guarantee in accordance with the indenture).

An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities.
The indenture requires the trustee to give the holders of a series of debt securities notice of a default within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification.
Generally, the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
The indenture includes a covenant that the issuer and guarantor will each file annually with the trustee a certificate of no default, or specifying any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indenture
The indenture provides that the issuer, the guarantor and the trustee, may modify the indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

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The indenture also contains provisions permitting the issuer, the guarantor and the trustee to make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•
change the stated maturity of the debt securities;

•
reduce the principal, premium (if any) or rate of interest on the debt securities;

•
change any place of payment or the currency in which the debt securities are payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
adversely affect the terms of any conversion right;

•
reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

•
release the guarantor from its obligations in respect of the guarantee or adversely modify in any material respect the guarantee other than in accordance with the indenture;

•
change our obligation for any outstanding series of debt securities to maintain an office or agency in the places and for the purposes specified in the indenture for that series; or

•
change the provisions in the indenture that relate to its modification or amendment.

Meetings
The indenture contains provisions for convening meetings of the holders of the debt securities of a series.
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 10% in principal amount of the debt securities of a series. In each case, notice will be given to the holders of debt securities of the series.
Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by us or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days.
Generally, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, to change the amount or timing of payments under the any series of debt securities, every holder in the series must consent.
In addition, if the indenture provides that an action may be taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series, that action may be taken at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons.
The indenture also provides that holders may also act by written consent in lieu of a meeting.
Notice to Holders
In most instances, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and in London. Notices may also be published in another city or cities as may be specified in the securities of any series. In addition, notices to holders of bearer securities will be mailed to those persons whose names and addresses were previously filed with the applicable trustee. Notice to holders of registered securities will be given by mail to the addresses of the holders as they appear in the security register. Where the indenture or any security provides for notice to a holder of a global security, such notice will be sufficiently given if given to the applicable person designated as depositary

9

for that global security pursuant to the standing instructions from, by agreement with or by applicable procedures of such depositary or its designee, including by electronic mail in accordance with accepted practices at such depositary.
Title
Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the holder of any bearer security or related coupon as the absolute owner of that security for all purposes. We may also treat the registered owner of any registered security as the absolute owner of that security for all purposes.
Replacement of Securities and Coupons
We think it’s very important for you to keep your securities safe. If you don’t, you’ll have to follow these procedures. We’ll replace debt securities or coupons that have been mutilated, but you’ll have to pay for the replacement, and you’ll have to surrender the mutilated debt security or coupon to the security registrar first. Debt securities or coupons that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. In the case of a destroyed, lost or stolen debt security or coupon, we may also require you, as the holder of the debt security or coupon, to indemnify the security registrar and us before we’ll go about issuing any replacement debt security or coupon.
Governing Law
The indenture, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the law of another jurisdiction would be required thereby.
Covenants in the Indenture
Limitation on merger, consolidation and certain sales of assets.   IBM or the issuer, as the case may be, may, without the consent of the holders of any debt securities, merge into or consolidate with any other person (as defined in the indenture), or convey or transfer all or substantially all of its properties and assets to another person provided that:
•
the successor is a U.S. person in the case of IBM or, a Singapore or U.S. person in the case of the issuer;

•
in the case of a successor to the issuer, such successor assumes on the same terms and conditions all the obligations of the issuer under the indenture;

•
in the case of a successor to IBM, such successor assumes on the same terms and conditions all the obligations of IBM under the indenture; and

•
immediately after giving effect to the transaction, there is no default under the indenture.

The remaining or acquiring person will take over all of IBM’s or the issuer’s rights and obligations under the indenture, as the case may be.
Limitation on secured indebtedness.   Neither IBM nor any Restricted Subsidiary will create, assume, incur or guarantee any Secured Indebtedness without securing the guarantee of all the debt securities (or, following the substitution of the issuer by IBM as described above under “Substitution of IBM as Issuer”, all the debt securities) equally and ratably with, or prior to, that Secured Indebtedness, unless the sum of the following amounts would not exceed 10% of Consolidated Net Tangible Assets:
•
the total amount of all Secured Indebtedness that the guarantee is (or, following the substitution of the issuer by IBM as described above under “Substitution of IBM as Issuer”, the debt securities are) not secured equally and ratably with, and

•
the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions entered into after July 15, 1985.

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You should note that we don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.
Limitation on sale and leaseback transactions.   Neither IBM nor any Restricted Subsidiary will enter into any lease longer than three years covering any Principal Property that is sold to any other person in connection with that lease unless either:
(1)   the sum of the following amounts does not exceed 10% of Consolidated Net Tangible Assets:
•
the discounted present value of all net rentals payable under all these leases entered into after July 15, 1985; and

•
the total amount of all Secured Indebtedness that the guarantee is (or, following the substitution of the issuer by IBM as described above under “Substitution of IBM as Issuer”, the debt securities are) not secured equally and ratably with.

We don’t include in this calculation any leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary. or
(2)   an amount equal to the greater of the following amounts is applied within 180 days to the retirement of IBM’s long-term debt or the debt of a Restricted Subsidiary:
•
the net proceeds to IBM or a Restricted Subsidiary from the sale; and

•
the discounted present value of all net rentals payable under the lease.

Amounts applied to debt which is subordinated to the debt securities or which is owing to IBM or a Restricted Subsidiary will not be included in this calculation.
We think it’s important for you to be aware that this limitation on sale and leaseback transactions won’t apply to any leases that IBM may enter into relating to newly acquired, improved or constructed property.
We think it’s also important for you to note that the holders of a majority in principal amount of all affected series of outstanding debt securities may waive compliance with each of the above covenants.
Certain Definitions
“Secured Indebtedness” means IBM’s indebtedness or indebtedness of a Restricted Subsidiary for borrowed money secured by any lien on, or any conditional sale or other title retention agreement covering, any Principal Property or any stock or indebtedness of a Restricted Subsidiary. Excluded from this definition is all indebtedness:
•
outstanding on July 15, 1985, secured by liens, or arising from conditional sale or other title retention agreements, existing on that date;

•
incurred after July 15, 1985 to finance the acquisition, improvement or construction of property, and either secured by purchase money mortgages or liens placed on the property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements;

•
secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiaries, and, in either case, existing at the time of its acquisition;

•
owing to IBM or any Restricted Subsidiary;

•
secured by liens, or conditional sale or other title retention devices, existing at the time a corporation became or becomes a Restricted Subsidiary after July 15, 1985;

•
constituting IBM’s guarantees of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of IBM and any other Restricted Subsidiaries;

•
arising from any sale and leaseback transaction;

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•
incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision; and

•
constituting any replacement, extension or renewal of any indebtedness to the extent the amount of indebtedness is not increased.

“Principal Property” means land, land improvements, buildings and associated factory, laboratory and office equipment constituting a manufacturing, development, warehouse, service or office facility owned by or leased to IBM or a Restricted Subsidiary which is located within the United States and which has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination. Principal Property does not include:
•
products marketed by IBM or its subsidiaries;

•
any property financed through the issuance of tax-exempt governmental obligations;

•
any property which IBM’s Board of Directors determines is not of material importance to IBM and its Restricted Subsidiaries taken as a whole; or

•
any property in which the interest of IBM and all of its subsidiaries does not exceed 50%.

“Consolidated Net Tangible Assets” means the total assets of IBM and its subsidiaries, less current liabilities and intangible assets. We include in intangible assets the balance sheet value of:
•
all trade names, trademarks, licenses, patents, copyrights and goodwill;

•
organizational and development costs;

•
deferred charges other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible items we are amortizing; and

•
unamortized debt discount and expense minus unamortized premium.

We don’t include in intangible assets any program products.
“Attributable Debt” means the discounted present value of a lessee’s obligation for rental payments under a sale and leaseback transaction of Principal Property, reduced by amounts owed by any sublessee for rental obligations during the remaining term of that transaction. The discount rate we use for the Attributable Debt is called the “Attributable Interest Rate.” We compute the Attributable Interest Rate as the weighted average of the interest rates of all debt securities then issued and outstanding under the indenture and securities then issued and outstanding under IBM’s senior indenture.
“Restricted Subsidiary” means:
(1)
any of IBM’s subsidiaries:

(a)
which has substantially all its property in the United States;

(b)
which owns or is a lessee of any Principal Property; and,

(c)
in which IBM’s investment and the investment of its subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; and

(2)   any other subsidiary the Board of Directors may designate as a Restricted Subsidiary.
“Restricted Subsidiary” doesn’t include IBM International Capital Pte. Ltd. and does not include financing subsidiaries and subsidiaries formed or acquired after July 15, 1985 for the purpose of acquiring the stock, business or assets of another person and that have not and do not acquire all or any substantial part of IBM’s business or assets or the business or assets of any Restricted Subsidiary.
Our Relationship With the Trustee
The Bank of New York Mellon is the trustee under the indenture of IBM International Capital Pte. Ltd. It also serves as trustee under various indentures relating to the obligations of IBM and its subsidiaries.

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PLAN OF DISTRIBUTION
We may sell the securities:
•
through underwriters;

•
through agents; or

•
directly to purchasers.

In this connection, we may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you’ll want to pay particular attention to the description of that system we’ll provide in a prospectus supplement.
Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a note, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Many variations of Internet or other electronic auction or pricing and allocation systems are likely to be developed in the future as new technology evolves, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be described to potential bidders in a prospectus supplement. You should review carefully the auction and other rules we will describe in a prospectus supplement in order to understand and participate intelligently in the applicable offering.
We’ll describe in a prospectus supplement, the particular terms of the offering of the debt securities, including the following:
•
the names of any underwriters;

•
the purchase price and the proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•
any securities exchanges on which the debt securities of the series may be listed; and

•
any other information we think is important.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed public offering price, or at varying prices determined at the time of sale.
The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase debt securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and

13

any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.
Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of debt securities will be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but won’t be obligated to do so, and may discontinue any market making at any time without notice. We can’t and won’t give any assurances as to the liquidity of the trading market for any of our debt securities.
LEGAL OPINIONS
The legality of the debt securities and guarantee will be passed upon by Mr. Frank Sedlarcik, Esq., Vice President, Assistant General Counsel and Secretary of IBM. Mr. Sedlarcik owns and has other interests in common stock of IBM. Certain matters under the laws of the Republic of Singapore related to the debt securities of the issuer will be passed upon for the issuer by Drew & Napier LLC.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of International Business Machines Corporation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS
The indenture and debt securities will be governed by New York law. IBM International Capital Pte. Ltd. is a private company limited by shares incorporated under the laws of the Republic of Singapore and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it may issue in the future that are fully and unconditionally guaranteed by IBM. In addition, some of IBM International Capital Pte. Ltd.’s directors, and all or a substantial portion of the assets of IBM International Capital Pte. Ltd., are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon IBM International Capital Pte. Ltd. or to enforce against IBM International Capital Pte. Ltd. in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. IBM International Capital Pte. Ltd. has, however, agreed to appoint IBM to be its authorized agent for service of process with respect to actions based on offers and sales of debt securities made in the United States and other violations of United States securities laws.
As the United States and Singapore do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, and the United States is not listed as a country under the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore, there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is

14

doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. However, if a final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges is awarded to a party, such party may make a fresh claim on the final and conclusive judgment that has been rendered in the United States and submit to the Singapore court the final and conclusive judgment as evidence of fact in relation to the claim for the money judgment. If, and to the extent, the Singapore court finds that the court in the United States is of competent jurisdiction to render the judgment, it is an in personam final and conclusive judgment, which is also judgment for a definite sum of money, the Singapore court may, in principle, grant a Singapore judgment for the sum under the foreign judgment, without substantive re-examination or re-litigation on the merits of the subject matter thereof, unless such judgment was procured by fraud or its enforcement would be contrary to public policy in Singapore or that the proceedings in which it was obtained were contrary to natural justice.
Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against IBM International Capital Pte. Ltd. and its directors. Singapore courts may not recognize or enforce judgments against IBM International Capital Pte. Ltd. and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

15

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this Registration Statement:
Securities and Exchange Commission Registration Fee	$	*
Trustee’s Fees		200,000
Printing and Engraving Expenses		300,000
Rating Agency Fees		5,000,000
Accounting Fees and Expenses		750,000
Legal Fees and Expenses		1,800,000
Listing Fees		50,000
Miscellaneous Expenses		800,000
Total		$8,900,000

*
SEC Registration Fees are not estimable.

Item 15.   Indemnification of Directors and Officers.
For International Business Machines Corporation:
The By-Laws of International Business Machines Corporation (Article VI, Section 6) provide the following:
“The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation) by reason of the fact that such person is (i) an officer or director of the Corporation or (ii) an officer or director of the Corporation who is asked to serve in any capacity at the request of the Corporation in any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against, in each case, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right that vests upon the occurrence or alleged occurrence of any act or omission to act that forms the basis for or is related to the claim for which indemnification is sought and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, and the right to be indemnified for expenses incurred by such person in connection with successfully establishing a right to indemnification, in each case consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be ‘permitted’ within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time. The indemnification rights hereunder shall continue as to any such person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of any such person. If the right of indemnification provided for in this Section 6 is amended or repealed, such amendment or repeal will not limit the indemnification provided for herein with respect to any acts or omissions to act occurring prior to any such amendment or repeal.”
Our Certificate of Incorporation (Article ELEVEN) provides the following:
“Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation’s directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this

Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”
With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation’s interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.
In addition, we maintain directors’ and officers’ liability insurance policies that cover the directors and officers of IBM and its subsidiaries, including the managers and officers of IBM International Group Capital LLC.
For IBM International Group Capital LLC:
Section 18-108 of the Delaware Limited Liability Company Act provides:
“Indemnification. Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”
Section 21 of the limited liability company agreement of IBM International Group Capital LLC provides:
21.   Exculpation and Indemnification.
(a)   The Member shall not be personally liable for any breach of duty in such capacity; provided, however, that the foregoing shall not eliminate or limit the liability of any member if a judgment or other final adjudication adverse to such member establishes: (i) that such Member’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (ii) that such Member in fact personally gained a financial profit or other advantage to which it was not legally entitled.
(b)   The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, the Member against any losses, claims, damages or liabilities to which such Member may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company’s business or affairs; provided, however, that no indemnification may be made to or on behalf of such Member if a judgment or other final adjudication adverse to such Member establishes (i) that the acts of such Member were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated; or (ii) that such Member personally gained in fact a financial profit or other advantage to which such member was not legally entitled; provided, further, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall have no liability on account thereof.
(c)   Notwithstanding anything else contained in this Agreement, the provisions of Section 19 of this Agreement and the indemnity obligations of the Company under paragraph (b) of this Section 21 shall:
(i)
be in addition to any liability that the Company may otherwise have;

(ii)
extend upon the same terms and conditions to the Managers, Officers, directors, stockholders, partners, members, employees, agents, attorneys and representatives of the Member and the Company (collectively, the “Covered Persons”);

(iii)
inure to the benefit of the successors, assigns, heirs and personal representatives of the Member and any such Covered Persons; and

(iv)
be limited to the assets of the Company.

(d)   A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
(e)   To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.
(f)   This Section 21 shall survive any termination of this Agreement and the dissolution and termination of the Company.
For IBM International Capital Pte. Ltd.:
Under Singapore law, any provision that purports to exempt any officer of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
Further, any provision by which a company directly or indirectly provides an indemnity (to any extent) for an officer of the company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void, except as permitted by section 172A or section 172B of the Companies Act 1967 of Singapore (“Companies Act”):
•
Under Section 172A of the Companies Act, a company can maintain insurance for an officer against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and

•
Under Section 172B of the Companies Act, a company can generally indemnify an officer against liability incurred by the officer to a person other than the company, other than in certain exceptions including inter alia, any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising) or any liability incurred by the officer in defending criminal proceedings in which he or she is convicted or in defending civil proceedings brought by the company or a related company in which judgment is given against him or her.

Item 16.   Exhibits.
(1)(a)	Proposed Form of Underwriting Agreement(8)
(1)(b)	Proposed Form of Agency Agreement(8)
(3)(a)	Certificate of Incorporation of IBM(3)
(3)(b)	By-laws of IBM(9)
(3)(c)	Certificate of Formation of IBM International Group Capital LLC(11)
(3)(d)	Limited Liability Company Agreement of IBM International Group Capital LLC(11)
(3)(e)	Constitution of IBM International Capital Pte. Ltd.(1)
(4)(a)	Certificate of Incorporation of IBM (included in Exhibit (3)(a))
(4)(b)	Indenture dated as of October 1, 1993, between IBM and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (National Association) as Trustee(7)

(4)(c)	First Supplemental Indenture dated as of December 15, 1995, to Indenture dated as of October 1, 1993, between IBM and The Bank of New York Mellon, as successor to The Chase Manhattan Bank (National Association)(7)
(4)(d)	Form of Subordinated Indenture(6)
(4)(e)	Indenture, dated as of August 13, 2007, between IBM International Group Capital LLC and The Bank of New York Mellon, as Trustee(11)
(4)(f)	Guarantee Agreement of International Business Machines Corporation, dated as of August 13, 2007(11)
(4)(g)	Form of Indenture between IBM International Capital Pte. Ltd., International Business Machines Corporation, as Guarantor, and The Bank of New York Mellon, as Trustee(1)
(4)(h)	Form of Temporary Global Fixed Rate Bearer Medium-Term Note(2)
(4)(i)	Form of Definitive Global Fixed Rate Bearer Medium-Term Note(2)
(4)(j)	Form of Definitive Fixed Rate Bearer Medium-Term Note(2)
(4)(k)	Form of Fixed Rate Debt Security with Optional Redemption(2)
(4)(l)	Form of Fixed Rate Debt Security with Optional Redemption and Sinking Fund(2)
(4)(m)	Form of Extendible Debt Security with Optional Redemption(2)
(4)(n)	Form of Zero Coupon Debt Security with Optional Redemption(2)
(4)(o)	Form of Original Issue Discount Debt Security with Optional Redemption(2)
(4)(p)	Form of Certificate of Amendment(4)
(4)(q)	Form of Preferred Stock Certificate(4)
(4)(r)	Form of Deposit Agreement(4)
(4)(s)	Form of Depositary Receipt (included as Exhibit A to the Form of Deposit Agreement(4)
(4)(t)	Form of Warrant Agreement(5)
(4)(u)	Form of Warrant Certificate(5)
(4)(aa)	Form of Master Note for Medium Term Note Program(10)
(5)(a)	Opinion of IBM Legal Counsel (Mr. Frank Sedlarcik, Esq.)(1)
(5)(b)	Opinion of Drew & Napier LLC(1)
(23)(a)	Consent of PricewaterhouseCoopers LLP(1)
(23)(b)	Consent of IBM Legal Counsel (included in Exhibit (5)(a))(1)
(23)(c)	Consent of Drew & Napier LLC (included in Exhibit (5)(b))(1)
(24)(a)	Powers of Attorney(1)
(24)(b)	Certified copy of a resolution adopted by IBM’s Board of Directors authorizing execution of the registration statement by power of attorney(1)
(24)(c)	Certified copy of a resolution adopted by the Board of Managers of IBM International Group Capital LLC authorizing execution of the registration statement by power of attorney(1)
(24)(d)	Certified copy of a resolution adopted by the Board of Directors of IBM International Capital Pte. Ltd. authorizing execution of the registration statement by power of attorney(1)
(25)(a)	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon to act as Trustee under the Senior Indenture dated October 1, 1993(1)
(25)(b)	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture(12)
(25)(c)	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon to act as Trustee under the IBM International Group Capital LLC Indenture(1)
(25)(d)	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon to act as Trustee under the IBM International Capital Pte. Ltd. Indenture(1)
107	Filing Fee Table(1)

(1)
Filed with this registration statement.

(2)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 33-50537) (paper filed).

(3)
Incorporated by reference to Exhibit 3.1 of IBM’s Form 10-K filed February 22, 2022.

(4)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 33-49475) (paper filed).

(5)
To be filed as an Exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(6)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 33-65119).

(7)
Incorporated by reference to Exhibits 4.1 and 4.2 of IBM’s Form 10-Q for the fiscal quarter ended September 30, 2017.

(8)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-37034).

(9)
Incorporated by reference to Exhibit 3.2 of IBM’s Form 8-K filed December 12, 2023.

(10)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-102603).

(11)
Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-190160).

(12)
To be filed on Form T-1 separate from this registration statement when the trustee is designated.

Item 17.   Undertakings.
Each undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the foregoing (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Castle, State of New York on the 29th day of January, 2024.
INTERNATIONAL BUSINESS MACHINES CORPORATION
By:	* Arvind Krishna Chairman of the Board, and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* Arvind Krishna	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	January 29, 2024
* James J. Kavanaugh	Senior Vice President, and Chief Financial Officer (Principal Financial Officer)	January 29, 2024
* Nicolas A. Fehring	Vice President and Controller (Principal Accounting Officer)	January 29, 2024
* Marianne C. Brown	Director	January 29, 2024
* Thomas Buberl	Director	January 29, 2024
* David N. Farr	Director	January 29, 2024
* Alex Gorsky	Director	January 29, 2024
* Michelle J. Howard	Director	January 29, 2024
* Andrew N. Liveris	Director	January 29, 2024
* F. William McNabb III	Director	January 29, 2024

Signature		Title	Date
* Michael Miebach		Director	January 29, 2024
* Martha E. Pollack		Director	January 29, 2024
* Joseph R. Swedish		Director	January 29, 2024
* Peter R. Voser		Director	January 29, 2024
* Frederick H. Waddell		Director	January 29, 2024
* Alfred W. Zollar		Director	January 29, 2024
*By:	/s/ Frank Sedlarcik Frank Sedlarcik Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Castle, State of New York on the 29th day of January, 2024.
IBM INTERNATIONAL GROUP CAPITAL LLC
By:	* Brendan Turnbull Manager and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
* Brendan Turnbull		Manager and President (Principal Executive Officer)	January 29, 2024
* Simon Beaumont		Manager and Treasurer (Principal Financial Officer)	January 29, 2024
* Karl Minahan		Manager and Controller (Principal Accounting Officer)	January 29, 2024
*By:	/s/ Laura Sousa Laura Sousa Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Castle, State of New York on the 29th day of January, 2024.
IBM INTERNATIONAL CAPITAL PTE. LTD.
By:	* Mark William Hobbert Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Treasurer, Controller and Director
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
* Mark William Hobbert		Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Treasurer, Controller and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Authorized U.S. Representative)	January 29, 2024
* Heng Koh Yen		Director	January 29, 2024
* Chang Shu Lei		Director	January 29, 2024
* Ong Shalley		Director	January 29, 2024
*By:	/s/ Laura Sousa Laura Sousa Attorney-in-Fact